Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

March 22, 2012

Hudson Bay Master Fund Ltd. (“Hudson Bay”)
c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, New York 10017

Re: Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 3, 2012, by and among by and among Converted Organics Inc. (the “Company”), Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund LP, as amended

Dear Mr. Roth:

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A. The parties hereto agree that the (i) April Note held by Hudson Bay and (ii) the Note issued to Hudson Bay pursuant to the Purchase Agreement on March 13, 2012, are each hereby amended by adding the following as Section 3(e) to each of them:

“(e) Conversion True-Up. If on a Conversion Date the quotient of (i) the aggregate Conversion Amounts converted by the Holder on such Conversion Date divided by (ii) 80% of the lowest Bid Price (as defined in the Warrants) of the Common Stock on such Conversion Date (the result of such quotient is referred to herein as the “Bid Price Shares”) is greater than the aggregate number of shares of Common Stock to be delivered by the Company to the Holder in respect of such converted aggregate Conversion Amounts, without giving effect to this provision (such number of shares to be so delivered is referred to herein as the “Conversion Notice Shares”), then the Company shall deliver to the Holder an additional number of shares of Common Stock equal to the difference between (1) the Bid Price Shares minus (2) the Conversion Notice Shares, and such additional number of shares of Common Stock shall be delivered by the Company to the Holder no later than the third (3rd) Trading Day following such Conversion Date in accordance with Section 3(c) hereof.”

B. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits expressly granted to Hudson Bay thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Note held by Hudson Bay to “this Note,” “hereto,” “hereof,” “hereunder” or words of like import referring to such Note shall mean such Note as amended by this letter agreement and (B) all references in the Transaction Documents to “the Notes,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Note held by Hudson Bay shall mean such Note as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy expressly granted to Hudson Bay under any of the Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement.

C. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

D. The Company shall, on or before 8:30 a.m., New York time, on March 23, 2012, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act. From and after the filing of such 8-K, the Company confirms that it will have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries delivered to Hudson Bay by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with this letter agreement.

[signature page follows]Sincerely,

/s/ Edward Gildea

Edward J. Gildea,

CEO

Agreed to and accepted:

Hudson Bay Master Fund Ltd.

By: Hudson Bay Capital Management LP
Its: Investment Manager

By:	/s/ Yoav Roth

Name:	Yoav Roth

Title:	Authorized Signatory